UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2016
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2016, Illumina, Inc. (the "Company") announced the appointment of Sam A. Samad as Senior Vice President and Chief Financial Officer of the Company. Mr. Samad will assume the position of Chief Financial Officer from Marc Stapley, who has been the Company’s Chief Financial Officer since 2012. Mr. Stapley will continue in his role with the Company as Executive Vice President and Chief Administrative Officer.

Mr. Samad, 46, most recently served as Senior Vice President and Corporate Treasurer at Cardinal Health from 2012 to 2016 where, in addition to treasury, he also had leadership responsibility for Cardinal Health’s China business. From 2009 to 2012 he served as Senior Vice President and CFO of Cardinal Health’s Pharmaceutical Segment, and from 2007 to 2009 he served as Vice President, Finance of Cardinal Health’s Supply Chain Services. Prior to joining Cardinal Health in 2007, Mr. Samad held finance roles at Eli Lilly and Pepsico Inc. Mr. Samad holds a BBA degree from American University of Beirut in Lebanon and an MBA from McMaster University in Hamilton, Canada.

In accordance with the terms of an employment offer letter between the Company and Mr. Samad, Mr. Samad will be employed at will by the Company. Mr. Samad’s start date with the Company is expected to be January 6, 2017. The employment offer letter provides for the following:

•	annual base salary of $450,000;

•
eligibility to participate in the Company's executive variable compensation plan, which is an "at-risk" cash bonus compensation program, with a target award amount of 55% of base salary, subject to the achievement of individual and corporate performance objectives;

•
a new hire grant on Mr. Samad’s first day of employment of a number of restricted stock units equivalent in value to $312,500 divided by the per share closing Company stock price on the grant date, vesting over four years with 25 percent of the RSUs vesting on each of the first four anniversaries of the grant date;

•
a new hire grant on Mr. Samad’s first day of employment of a number of performance share units (PSUs) equivalent in value to $937,500 divided by the per share closing Company stock price on the grant date. The PSUs will vest on December 29, 2019 based on achievement of specified earnings per share (EPS) targets for the fiscal year ending December 29, 2019. The PSUs issuable will range from 0% to 150% of the specified PSU award, based on actual performance relative to the specified EPS target; and

•	eligibility to participate in the Company's compensation and benefit plans and programs as may generally be made available to other executives of the Company at his level.

A copy of the press release announcing the appointment of Mr. Samad is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	December 7, 2016	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President, General Counsel and Secretary